UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Merisel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4172359
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

132 West 31th Street, 8th Floor
New York, NY 10001

(212) 594-4800

(Address of principal executive offices)

1991 Employee Stock Option Plan

(Full title of the plan)

Terry A. Tevis

Merisel, Inc.

132 West 31st Street, 8th Floor

New York, NY 10001

212-594-4800 Phone

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Pentlow Edward B. Stevenson Herrick, Feinstein LLP 2 Park Avenue New York, NY 10016 (212) 592-1481	Thomas D. Twedt Dow Lohnes PLLC 1200 New Hampshire Avenue, NW Washington, DC 20036 (202) 776-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 033-63021), filed by Merisel, Inc. (the “Registrant”) on September 28, 1995 (the “Registration Statement”) in connection with the Registrant’s 1991Employee Stock Option Plan.

The Registrant is terminating the offering of the Registrant’s shares of CommonStock, par value $0.01 per share, under the Registration Statement. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, by means of this Post-Effective Amendment, the Registrant is deregistering all Common Stock registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on this 30th day of July, 2013.

Merisel, Inc.

By:	/s/Terry A. Tevis
Terry A. Tevis
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature		Capacity	Date

/s/	Terry A. Tevis	Chief Executive Officer, President and	July 30, 2013
	Terry A. Tevis	Director
(Principal Executive Officer)

/s/	John E. Ball	Chief Accounting Officer	July 30, 2013
	John E. Ball	and Chief Operating Officer
(Principal Accounting Officer)

/s/	Donald R. Uzzi	Director	July 30, 2013
Donald R. Uzzi

/s/	Kenneth B. Sawyer	Director	July 30, 2013
Kenneth B. Sawyer

/s/	Bradley J. Hoecker	Director	July 30, 2013
Bradley J. Hoecker

/s/	Eric C. Salzman	Director	July 30, 2013
Eric C. Salzman